UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

Brand Engagement Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Delaware Ave, Suite 210

Wilmington, DE 19801

(Address of principal executive offices) (Zip Code)

(307) 757-3650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $115.00	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On January 27, 2026, Brand Engagement Network, Inc. (the “Company”) issued an aggregate of 93,313 shares of its common stock, par value $0.0001 per share (the “Common Stock”), in connection with the exercise of certain warrants by investors and the conversion of debt. Specifically:

●	The Company received $1,456,332 in cash proceeds from the exercise of warrants, incentive stock options (ISOP) and long-term incentive plan (LTIP) with strike prices ranging between $16.58 and $37.00 per share.
●	The Company converted $737,500 of outstanding debt into shares of Common Stock.
●	Average conversion was approximately $23.51 a share.

The shares were issued in private transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The issuances did not involve a public offering, and the Company made no general solicitation or advertisement in connection with the issuances.

Following these issuances, the Company’s total outstanding shares of Common Stock are approximately 5,778,514 (unaudited estimate, including the 93,313 newly issued shares), and the public float is approximately 3,129,047 shares (unaudited estimate, excluding the 93,313 newly issued shares).

Item 8.01 Other Events.

The Company is providing an update regarding its public warrants (the “Public Warrants”). Prior to the Company’s 1-for-10 reverse stock split, which became effective on December 12, 2025, the Public Warrants had an exercise price of $11.50 per share, and there were 16,440,962 Public Warrants outstanding. Following the reverse stock split, the exercise price was adjusted to $115.00 per share, and number of shares underlying the Public Warrants was adjusted to 1,644,096.

If all outstanding Public Warrants were exercised at the adjusted exercise price of $115.00 per share, the Company would receive approximately $189,071,000 in gross proceeds. The Company notes that Nasdaq and certain brokerages have not yet updated their systems to reflect the post-reverse split adjustments to the Public Warrants since the reverse stock split became effective on December 12, 2025. The Company is working with relevant parties to ensure these updates are made promptly.

On January 28, 2026, the Company issued a press release announcing the warrant exercises, debt conversion, and the update on the Public Warrants. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network, Inc.

Date:	January 28, 2026

By:	/s/ Tyler Luck
Name:	Tyler Luck
Title:	Chief Executive Officer